Exhibit 10.18

LOAN CONVERSION AGREEMENT

This Loan Conversion Agreement (“Agreement”) is entered into by and between HotApp International, Inc., a Delaware company (hereinafter the “Company”) and Singapore eDevelopment Limited, a Singapore company (hereinafter “Creditor”), effective as of this the 13th day of July 2015 (the “Conversion Date”).

*WITNESSETH*

WHEREAS, on or about December 28, 2014, Creditor did loan to the Company the sum of $5,250,553.92 Singapore Dollars (or $3,888,435.10 USD as of exchange rate on July 10, 2015) (the “Indebtedness”) which amount is evidenced by a promissory note dated as of even date therewith (“Promissory Note”),

WHEREAS, the Company plans to uplist its common stock, currently approved to trade on the OTCQB market, and in addition, is desirous of raising capital to fund its operations (“Financing”), and the Company and Creditor, as the Company’s largest shareholder, acknowledge that the existence of the Indebtedness will be an impediment to the uplisting and/or fund raising process,

WHEREAS, as a result of the forgoing and certain other good and valuable consideration acknowledged by the parties, Creditor desire to convert the entire Indebtedness into common stock of the Company in full satisfaction of the Indebtedness.

***
NOW THEREFORE, the undersigned parties to this Agreement hereby mutually agree to all of the following:

SECTION I

CONVERSION OF INDEBTEDNESS;

ISSUANCE OF COMMON STOCK AND

CANCELATION OF PROMISSORY NOTE

1.01. Conversion of Indebtedness. In exchange for good, valuable and mutual considerations, the receipt and sufficiency of which is hereby acknowledged by the parties, Creditor, as of the Conversion Date, hereby converts the entire Indebtedness into 777,687 shares of common stock of the Company (“Common Stock”), at a conversion price of $5.00 per share (rounded to the nearest full share), in full satisfaction of the Indebtedness.

1.02. Cancelation of Promissory Note and Issuance of Common Stock.

(a). As of the Conversion Date, the Creditor hereby cancels and forfeits the Promissory Note and shall deliver the Promissory Note to the Company marked “cancelled” and “satisfied in full” as soon as practicable following the execution of this Agreement.

(b). Within ten (10) days from the date hereof, the Company will issue the Common Stock to the Creditor.

1.03. Complete Release by Creditor. As of the Conversion Date, Creditor irrevocably and unconditionally releases, acquits, and forever discharges the Company, its transferees, assigns, and any successors, from any and all known or unknown claims, charges, promises, actions, or similar rights that the Creditor presently may have (“Claims”) relating in any way to its rights to collect the Indebtedness. Creditor understands that the Claims that it is releasing might arise under many different laws (including statutes, regulations, other administrative guidance, and common law doctrines), and include without limitation claims such as breach of contract, implied contract, promissory estoppel, or claims under any federal, state or local statute, law, order or ordinance.

SECTION II

CREDITOR’S REPRESENTATIONS AND WARRANTIES

Creditor hereby represents and warrants to the Company as follows;

(a). Creditor is acquiring the Common Stock for investment purposes and not with a view to resell or otherwise transfer the Common Stock,

(b). Creditor is an “Accredited Investor” as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended,

(c). the Common Stock has not been registered under any state or federal regulation and is "restricted securities" and the certificate will contain the following restrictive legend:

The securities represented by this certificate have not been registered under the United States Securities Act of 1933, as amended (the "Act") or any state securities law. These shares have been acquired for investment and may not be offered for sale, hypothecated, sold or transferred, nor will any assignee or transferee thereof be recognized by the Company as having any interest in such shares, in the absence of (i) an effective registration statement with respect to the shares under the Act, and any other applicable state law, or (ii) an opinion of counsel satisfactory to the Company that such shares will be offered for sale, hypothecated, sold or transferred only in a transaction which is exempt under or is otherwise in compliance with the applicable securities laws.

(d). Creditor has evaluated the risks associated with the acquisition of the Common Stock and has determined that the acquisition of the Common Stock is a suitable investment and can bear the entire risk of loss, and

(e). Creditor understands and acknowledges that a public trading market for the Common Stock of the Company currently does not exist and may not be developed in the future, and as a result, the Common Stock may not be a liquid investment, and

SECTION III

MISCELLANEOUS

3.01. Binding Nature of Agreement. This Agreement shall be binding on and inure to the respective successors, transferees and assigns of the Company and the Creditor.

3.02. Law Governing. This Agreement shall be governed by and construed under the laws of the STATE OF DELAWARE, REGARDLESS OF LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICT OF LAWS THEREOF.

3.03. Entire Agreement. This Agreement represents the entire agreement between the parties and has been entered into by Creditor with a full understanding of its terms, with an opportunity to consult with counsel and without inducement or duress. This Agreement may not be changed orally, and any written change or amendment must be signed and accepted by the Company. If any provision in this Agreement is found to be unenforceable, all other provisions will remain fully enforceable. This Agreement may be executed in counterparts, each of which shall be considered an original, but all of which together shall constitute one and the same instrument.

***
WHEREFORE, the undersigned parties to this Loan Conversion Agreement have agreed to the foregoing as of the Conversion Date.
HotApp International, Inc.

/s/ Lum Kan Fai

By: Lum Kan Fai

Its: Director

Singapore eDevelopment Limited

/s/ Chan Heng Fai

By: Chan Heng Fai-Director